UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This report amends the current report on Form 8-K of NRG Energy, Inc. (the “Company”) dated December 2, 2015 and filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2015 (the “Original Filing”), as amended by Amendment No. 1 to the Original Filing filed with the Commission on December 24, 2015 (“Amendment No. 1”) to, among other things, disclose the compensation arrangements and summarize the severance agreement of Mr. David Crane. At the time of the Original Filing and Amendment No. 1, such compensation arrangements and Mr. Crane’s severance agreement had not been finalized.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, the Company entered into a General Release (the “Severance Agreement”) with Mr. Crane, the Company’s former President and Chief Executive Officer, in connection with his departure from the Company.  The Severance Agreement becomes irrevocable on January 11, 2016.  Mr. Crane’s last day of employment was January 4, 2016 (the “Termination Date”).  Pursuant to the terms of the Severance Agreement, and upon the release becoming irrevocable, Mr. Crane will receive a severance package including, among other things, (i) payment of all amounts due pursuant to Sections 6(d) and 7 of that certain Employment Agreement, dated December 4, 2008 as amended, between the Company and Mr. Crane (the “Employment Agreement”), through the Termination Date, (ii) a solar award payment in the amount of $680,000 (reduced by applicable withholding taxes) payable in May 2016, and (iii) the continued vesting of Mr. Crane’s 2015 equity incentive award granted pursuant to the Company’s Amended and Restated Long-Term Incentive Plan. The Severance Agreement also modifies the non-competition and non-solicitation provisions of the Employment Agreement, and reaffirms the confidentiality provision of the Employment Agreement.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On January 4, 2016, the Board of Directors of the Company (the “Board”), upon the recommendation of the Governance and Nominating Committee of the Board, filled the vacancy on the Board resulting from Mr. Crane’s departure on December 18, 2015 by electing Mauricio Gutierrez, the Company’s President and Chief Executive Officer, to serve as a director of the Company effective as of January 4, 2016.  Mr. Gutierrez was elected to the Board pursuant to the terms of his employment agreement as described in Amendment No. 1 and will serve as member of the Board until the Company’s 2016 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal.  Mr. Gutierrez has not been appointed to serve on any committees of the Board at this time.  There are no transactions involving Mr. Gutierrez requiring disclosure under Item 404(a) of Regulation S-K.

In addition, John Ragan and Denise Wilson no longer qualify as named executive officers of the Company as their positions held at the time of disclosure in the Company’s latest proxy statement have been eliminated effective January 4, 2016.

Item 9.01 Financial Statement and Exhibits

(c)   Exhibits:

Exhibit No.	Description

10.2	General Release, dated January 4, 2016, between NRG Energy, Inc. and David Crane

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: January 8, 2016	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.2	General Release, dated January 4, 2016, between NRG Energy, Inc. and David Crane